                             INTERCOMPANY AGREEMENT

     THIS INTERCOMPANY AGREEMENT ("Agreement"), is entered into on ________, 1996, to be effective as of the Effective Date (as defined herein), by and between Interneuron Pharmaceuticals, Inc., a Delaware corporation
("Interneuron"), and Progenitor, Inc., a Delaware corporation ("Progenitor").

                                R E C I T A L S:

     A. WHEREAS, Interneuron owns beneficially a substantial portion of the shares of the capital stock of Progenitor.

     B. WHEREAS, Progenitor is a development stage biotechnology company engaged in the business of identifying genes, proteins and receptors and developing related products for the treatment of various diseases, including cancer, and such other activities as Progenitor may in the future engage.

     C. WHEREAS, in connection with Progenitor's initial public offering, and effective on the date a registration statement relating to such offering is declared effective by the Securities and Exchange Commission (the "Effective Date"), the parties desire (i) to set forth the terms and conditions under which Progenitor may retain Interneuron to perform certain services (the "Services"),
(ii) to establish and maintain certain policies and procedures in connection with Progenitor and (iii) to coordinate certain financial, corporate and other activities, as set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

                                   ARTICLE I.



                              PROVISION OF SERVICES

SECTION 1.1.   TYPES OF SERVICES

     Progenitor hereby engages and retains Interneuron to provide the Services set forth below from time to time as and to the extent reasonably requested by Progenitor, and Interneuron hereby accepts and agrees to provide such Services, upon the terms and conditions hereinafter set forth:

          (i)    executive and administrative;

          (ii) regulatory, including such Services as are necessary or useful to assist Progenitor in meeting reporting requirements of regulatory agencies;


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          (iii)  tax advice and services, including, without limitation, assistance in the preparation of federal, state, local and foreign tax returns;

          (iv) auditing, accounting, payroll and bookkeeping advice and services, including services related to financial reporting and assistance in the preparation of financial statements relating to reporting requirements under the federal securities laws;

          (v) financial advice and services, including, without limitation, assistance with respect to cash management, treasury and risk management;

          (vi) human resources and personnel policies, including, without limitation, wage and salary, administrative, employee relations and administration of employee insurance plans, pension plans and other employee benefits plans;

          (vii) assistance with marketing projects, consumer studies and other information gathering or promotional activities;

          (viii) purchasing services, and assistance in the purchase or leasing of equipment and supplies, including where possible and acceptable to Interneuron making available to Progenitor volume purchase discount arrangements and group rates for purchasing insurance and other supplies and services;

          (ix) facilities services, including mail, telephone, supply, food service and employee services;

          (x) management information, supplemental data processing, telecommunications, computer programming and other computer systems services; and

          (xi) such other services, advice and assistance as may be reasonably requested by Progenitor and agreed to by Interneuron from time to time.

SECTION 1.2.   PERFORMANCE

     (a) All Services to be provided by Interneuron hereunder shall be performed at the request and under the general direction of Progenitor and Interneuron shall not have any power to act independently on behalf of Progenitor other than as specifically authorized hereunder or as requested from time to time by Progenitor. Neither Interneuron nor its employees, vendors or suppliers shall be deemed to be agents, representatives, employees or servants of Progenitor, except to the extent expressly provided pursuant to the authority granted under this Agreement.

     (b) The specified Services may be rendered by Interneuron or Interneuron's other subsidiaries ("Other Subsidiaries"), affiliates or third parties, as Interneuron shall reasonably determine.

     (c) Interneuron shall determine its corporate facilities to be used in rendering the Services and the individuals who will render such Services.


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     (d)  Services provided to Progenitor hereunder shall be performed by those employees of Interneuron who perform equivalent services for Interneuron and the Other Subsidiaries in the normal course of their employment. Accordingly, Interneuron shall not be obligated to make available any Services to the extent that doing so would unreasonably interfere with the performance by any employee of Services for Interneuron or any of the Other Subsidiaries, or otherwise cause an unreasonable burden to Interneuron.

     (e) Nothing herein shall be deemed to restrict Interneuron or its directors, officers or employees from engaging in any business other than that contemplated herein, or from contracting with other parties, including, without limitation, Other Subsidiaries of Interneuron for similar or different Services.

SECTION 1.3.   COMPENSATION

     (a) Progenitor shall pay to Interneuron, with respect to the Services performed by Interneuron hereunder, a pro-rata allocation of salaries (without reference to any stock options or other compensation other than salary) of Interneuron personnel, based upon actual time worked in connection with the performance of the Services on behalf of Progenitor, plus a reasonable mark-up (the "burden rate") to be calculated and agreed to by Interneuron and Progenitor based on, among other factors, the cost of benefits, taxes, allocated equipment, support costs and facility costs. In the event the burden rate cannot be mutually calculated or agreed to, a 35% burden rate will apply, PROVIDED that the burden rate charged to Progenitor will not exceed any similar rate charged for similar services to any other division of Interneuron or any other entity (each, an "Interneuron Affiliate") that, directly or indirectly, controls, is controlled by or is subject to common control with Interneuron, but not including Progenitor. Interneuron will not charge Progenitor for any allocation of employee time incurred by Interneuron or Interneuron Affiliate employees in performing obligations of Progenitor required by Interneuron pursuant to this Agreement.

     (b) Any reasonable out-of-pocket charges, including but not limited to travel, and other direct costs incurred in providing Services to Progenitor (but not including salaries of employees or any costs contemplated within the burden rate) will be paid by Progenitor separately as out-of-pocket costs. Interneuron will not incur any out-of-pocket fees for professional services for the account of Progenitor without the consent of Progenitor.

     (c) Within thirty (30) days of each subsequent calendar month end, Progenitor shall pay to Interneuron the amounts specified by Interneuron in invoices submitted in such preceding month by Interneuron to Progenitor specifying the amounts described above with respect to the Services provided during the month in question, together with such documentation and detail regarding such charges as Progenitor may reasonably request.

SECTION 1.4.   BOOKS AND RECORDS

     Interneuron shall keep accurate books and records with respect to the costs and expenses incurred in connection with the Services, and Progenitor or its auditors shall be permitted from


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time to time upon reasonable notice to inspect the books and records with respect to such costs and expenses.

                                   ARTICLE II.

                               OTHER COORDINATION

SECTION 2.1.   ADOPTION OF FINANCIAL POLICIES

     To the extent not already in place, Progenitor shall establish a set of financial, accounting and corporate policies similar to those generally established by companies comparable to Progenitor, tailored to Progenitor and reasonably satisfactory to Interneuron. Areas to be addressed by these policies shall include (without limitation) the following:

          (i)    investment guidelines for cash and marketable securities;

          (ii) levels of authorization and approval by management and the Board of Directors for purchases, contracts, check signing, wire transfers and capital commitments;

          (iii)  accrual and recognition of expenses;

          (iv)   depreciation;

          (v)    revenue recognition;

          (vi) human resources, including termination of employment, discrimination and sexual harassment;

          (vii)  insider trading;

          (viii) stock option accounting (and FASB compliance); and

          (ix) other accounting issues, including consolidation, maintaining adequate controls and preparation of statements in accordance with generally accepted accounting principles ("GAAP").

SECTION 2.2.   COORDINATION OF FINANCIAL REPORTING

     For so long as Interneuron reports Progenitor's financial results on a consolidated basis, on an equity basis or otherwise on a basis pursuant to which a portion of the results of operations of Progenitor appear in the financial results of operations of Interneuron (the "Combined Reporting Period"), then:

     (a) Progenitor shall use its best efforts to have its independent auditors complete their review of Progenitor's quarterly financial statements within 15 business days of the end of the applicable quarter and their audit of Progenitor's annual financial statements within 20 business


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days of the end of the applicable fiscal year.  Progenitor will keep Interneuron informed as to the timing and issues relating to such financial statements on an ongoing basis and will provide Interneuron with its annual statements in draft form no later than 40 days and in final form no later than 50 days after the end of the applicable fiscal year.

     (b) Without the prior consent of Interneuron, Progenitor will not change its fiscal year end, except to coincide with any such change by Interneuron.

     (c) Progenitor shall provide Interneuron with all financial and other related information reasonably requested by Interneuron, Interneuron's auditors or government agencies on a timetable to be agreed upon and made a part of this Agreement as EXHIBIT A, as such Exhibit A may be amended from time to time by agreement of the parties hereto, it being understood that such Exhibit A shall be evidence of mutual agreement, and provided, however, that Progenitor shall deliver to Interneuron drafts of annual operating plans, cash flow forecasts and/or budgets, including monthly numbers by line item and categorized by department, with supporting schedules or other information as may be reasonably requested ("Plans"), for the following fiscal year no later than 30 days prior to the beginning of such fiscal year and shall deliver the final forms of such Plans to Interneuron no later than the beginning of such fiscal year, and that Progenitor shall notify Interneuron in writing of any material changes to such Plans as soon as they occur.

     (d) Progenitor shall employ the same independent auditors as Interneuron (subject to any required stockholder ratification), provided that such firm is one of the ten largest independent auditing firms (based on audit employees) in the United States. If Progenitor requires the use of an independent auditing firm outside of the United States, Progenitor shall employ the same or a related firm, provided that if such a firm is not available, then Progenitor shall use a firm which is reasonable satisfactory to Interneuron and its auditors.

     (e) At Interneuron's request and expense, Interneuron's representatives may perform financial reviews of Progenitor, on an approximately quarterly basis, at a mutually convenient time at Progenitor's executive offices, for the purpose of reviewing the following:

          (i)    bank reconciliations and cash investments;

          (ii)   payroll and employee benefits;

          (iii)  travel and entertainment expenses;

          (iv)   contracts; and

          (v) other financial information reasonably requested by Interneuron.

At such time as Interneuron no longer reports Progenitor's results on a consolidated basis, the parties will agree upon procedures to be applicable to Progenitor in lieu of those set forth in Sections 2.2(a) through 2.2(e) on such terms as may be reasonably necessary to enable Interneuron to comply with any obligation to report Progenitor's results on an equity basis.


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

SECTION 2.3. EMPLOYEE BENEFIT PLANS. Interneuron and Progenitor may agree from time to time to allow Progenitor's employees to participate in employee benefit plans of Interneuron on the same terms and conditions as employees of Interneuron or Interneuron Affiliates. Progenitor shall pay to Interneuron the costs of contribution and administration attributable to participating Progenitor employees at rates to be agreed upon, but in all events no greater than as charged to, and on substantially the same terms as made available to, Interneuron divisions or Interneuron Affiliates.

SECTION 2.4.   INSURANCE, HEALTH AND WELFARE PLANS.

     (a) Progenitor and Interneuron shall jointly determine minimum levels of insurance coverage for Progenitor (including liability, property and casualty, directors and officers, product liability, clinical liability, and key man insurance) and, in any event, Progenitor shall maintain insurance coverage in amounts comparable to that maintained by companies similar in size and business to Progenitor and, to the extent practicable, with carriers having the highest tier rating. To the extent requested by Interneuron, Progenitor shall utilize the same insurance broker as Interneuron with respect to its directors and officers liability insurance coverage, unless such utilization will result in increased cost or burden to Progenitor.

     (b) Interneuron shall use reasonable efforts to assist Progenitor to obtain the benefits of any available group pricing or group discounts for property and casualty insurance, including workers' compensation, comprehensive general liability, comprehensive automobile liability, all risk property insurance and employee dishonesty coverage, through group rate coverage under policies obtained by Interneuron.

     (c) If agreed upon by Interneuron and Progenitor, Interneuron shall provide the following health and welfare benefits coverage to Progenitor employees on the same terms and conditions as provided to employees of Interneuron or Interneuron Affiliates (except to the extent of state, regulatory or other factors which cause variance in premium costs), but in any event at not less than the cost to Interneuron:

          (i) comprehensive health insurance, including medical and dental insurance, and covering active and retired employees;

          (ii)   life insurance;

          (iii)  accidental death or dismemberment;

          (iv)   long-term disability insurance; and

          (v)    travel accident insurance.

     (d) Progenitor shall be billed for all such insurance and health and welfare benefits coverage at rates to be agreed upon, but in all events no greater than as charged to, and on substantially the same terms as made available to, internal units of Interneuron and Interneuron Affiliates.


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SECTION 2.5.   CASH MANAGEMENT SERVICES

     To the extent mutually agreed to, Interneuron shall make available to Progenitor Interneuron's cash management program.

SECTION 2.6.   BOARD OF DIRECTORS

     For so long as Interneuron reports Progenitor's financial results on a consolidated basis, on an equity basis or otherwise on a basis pursuant to which a portion of the results of operations of Progenitor appear in the financial results of operations of Interneuron, Progenitor shall nominate for election to its Board of Directors a nominee designated by Interneuron. Interneuron recognizes that Progenitor intends to seek to have at least two Independent Directors; however, nothing herein shall require Interneuron to vote for or take any other action to ensure the election or retention of any particular Independent Director. "Independent Directors" shall be directors who are not employees, officers, directors or affiliates of, or persons with a material financial relationship with, Interneuron or Progenitor or any of their respective affiliates (including any such relationship that would be required to be disclosed pursuant to the disclosure requirements of Item 404 of Regulation S-K as in effect from time to time (including any successor provisions thereto)) and who shall qualify as "independent directors" for purposes of the listing requirements of the Nasdaq National Market or of any other national stock exchange or trading system on which Progenitor's securities are listed or admitted for trading from time to time.

SECTION 2.7.   PUBLICITY

     (a) Subject to subsection 2.7(c) below, Progenitor shall submit all press releases and reports to be filed with the Securities and Exchange Commission ("SEC") to Interneuron in draft form at least four business days prior to release or filing, as applicable. Any comments by Interneuron to such release or filing shall be transmitted to Progenitor within two business days prior to any such release or filing, and Progenitor shall consider and utilize such comments to the extent reasonably deemed appropriate.

     (b) Subject to the same terms and conditions as subsection 2.7(a) above, Interneuron shall submit to Progenitor any press releases or reports to be filed with the SEC which refer to Progenitor (or portions thereof).

     (c) In the event of the happening of any occurrence which requires a press release within a time period which is not sufficient to follow the procedures set forth in subsection 2.7(a) or 2.7(b) above, each party shall use its best efforts to send the other party a draft release, and the other party shall use its best efforts to review such release, as expeditiously as possible.

SECTION 2.8.   RIGHT TO PURCHASE SHARES

     Subject to the terms and conditions specified in this Agreement, Progenitor hereby grants to Interneuron a right to purchase Shares (as hereinafter defined) of Progenitor in connection with future issuances by Progenitor of its Shares after Progenitor's initial public offering. Each time Progenitor proposes to offer (an "Offer") any shares of, or securities convertible into or


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exchangeable for any shares of, any class of its capital stock ("Shares"),
Progenitor shall offer Shares to Interneuron in accordance with the following provisions:

     (a) Progenitor shall deliver a notice by certified mail or facsimile confirmation requested ("Notice") to Interneuron stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

     (b) By written notification received by Progenitor, within ten (10) business days after receipt of the Notice, Interneuron may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares as is necessary to preserve Interneuron's Fully Diluted Equity Interest in Progenitor (calculated as hereinafter set forth) immediately prior to the Offer, provided however that in the event of a firm commitment underwritten offering (a "Qualified Public Offering") of Progenitor Shares, Interneuron shall respond to the Notice within two business days prior to the date on which a usual and customary number of preliminary prospectuses relating to such offering are projected to be available and may provide that its election to purchase Shares pursuant to this Section 2.8 is limited to a maximum purchase price. The Fully Diluted Equity Interest shall be calculated based on the number of outstanding shares of Progenitor's common stock ("Common Stock") plus the number of shares of Common Stock issuable upon conversion or exercise of outstanding securities of Progenitor without the payment of additional consideration (including options or warrants, other than options issued in connection with employee benefit plans or services rendered by employees or consultants), and giving effect to the Shares issued by Progenitor in connection with the transaction giving rise to Interneuron's rights hereunder and the Shares purchased by Interneuron hereunder.

     (c) If all Shares referred to in the Notice which Interneuron is entitled to purchase pursuant to Section 2.8(b) are not elected to be purchased as provided in Section 2.8(b) hereof, Progenitor may, during the sixty (60) day period following expiration of the period provided in Section 2.8(b) hereof, offer the same number of Shares offered to Interneuron to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. In the event of any change in the number of Shares offered in connection with a Qualified Public Offering, or in the price or other terms of any other Offer, Progenitor shall provide a new notice to Interneuron and the same procedures with respect to such revised Offer shall be followed. If Progenitor does not enter into an agreement for the sale of the Shares within the specified period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to Interneuron in accordance herewith.

     (d) In the event of a proposed offer or issuance by Progenitor of any Shares in connection with employee benefit plans, services rendered by employees or consultants, or the acquisition of another business or corporation so long as such acquisition is not primarily a financing transaction (each, a "Transaction Issuance"), the provisions of this Section 2.8 shall not be applicable to such Transaction Issuance.



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     (e)  If in connection with any future issuance of Shares by Progenitor for consideration, the purchase price is not readily ascertainable, the purchase price applicable to Interneuron's right to purchase Shares hereunder shall be equal to the fair market value of Progenitor's Common Stock (the "Fair Market Value") on the date of the issuance, as determined by the Board of Directors of Progenitor (considering factors which would typically be considered in an independent valuation of fair market value of a similar company); provided that, in the event that Progenitor is a public company, Fair Market Value shall mean the average of the closing sales prices on the Nasdaq National Market (or if not so traded, the average of the closing bid and asked prices) of Progenitor's Common Stock for the ten (10) business days immediately preceding the date of the issuance.

SECTION 2.9.   MATERIAL TRANSACTIONS WITH INTERNEURON

     Except as contemplated by this Agreement or with respect to transactions which are immaterial, Progenitor shall not enter into any contract, agreement or transaction with Interneuron or any Interneuron Affiliate, unless such contract, agreement or transaction is both on terms no less favorable to Progenitor than could be obtained from unaffiliated third parties and approved by: (i) majority vote of the Independent Directors, or (ii) a majority of the shares of the voting capital stock of Progenitor that are not held by Interneuron and Interneuron Affiliates, voting separately as a class with a quorum of such shares voting.

SECTION 2.10.  INTERPRETATION OF AGREEMENT, ETC.

     A majority of the Independent Directors shall have full and complete authority on behalf of Progenitor to interpret the terms of and take other actions with respect to this Agreement, including to negotiate with Interneuron or to take such actions to enforce this Agreement as may be available under applicable law.

SECTION 2.11.  OTHER COOPERATION

     Progenitor shall use its commercially reasonable efforts to fulfill all its obligations and otherwise comply with any office or equipment leases which are guaranteed by Interneuron and to obtain a release of such guaranty as soon as practicable. In the event Progenitor defaults under any of these leases and Interneuron satisfies any obligation pursuant to the related guaranty, at Interneuron's request, Progenitor shall, to the extent permitted under Progenitor's contractual and legal commitments, assign and transfer to Interneuron all of its right, title and interest to the lease and related equipment or office space.


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

                                  ARTICLE III.

                        STANDARD OF CARE; INDEMNIFICATION

SECTION 3.1.   STANDARD OF CARE

     (a) Interneuron makes no express or implied representations, warranties, or guarantees relating to the Services or the quality or results of Services to be performed under this Agreement.

     (b) Nothing in this Agreement shall require Interneuron to provide or develop additional support or to render any Service not provided for in this Agreement, or in a manner or pursuant to methods different from the standard set forth in Section 3.1(d), or, in performing Services hereunder, to make any change or addition which will require capital expenditures.

     (c) The duties of Interneuron under this Agreement are subject to interpretation or discontinuance by Progenitor at any time and from time to time, without incurring liability to Interneuron or any other person for any loss, damage or expense which may result therefrom, for FORCE MAJEURE or other causes beyond Interneuron's or Progenitor's control.

     (d) Interneuron will use reasonable efforts to make the Services available with substantially the same degree of care as it makes the same services available for its own operations, but shall not be liable to Progenitor or any other person for any loss, damage or expense which may result therefrom or from Interneuron's changing its manner of rendering the Services if Interneuron deems that such change is necessary to desirable in the conduct of its own operations.

     (e) Interneuron and officers and employees of Interneuron who provide Services to Progenitor shall not be liable to Progenitor or any third party, including governmental agencies, for any claims, damages or expenses relating to the Services provided pursuant to this Agreement except for willful malfeasance, bad faith or gross negligence in the performance of Services hereunder and Progenitor shall have the ultimate responsibility for all Services provided herein.

     (f) Interneuron shall not be liable to Progenitor for the consequences of any failure or delay to perform any of its obligations under this Agreement other than for damages arising from Interneuron's gross negligence or willful or reckless misconduct; provided that it shall provide reasonably prompt notice to Progenitor of such liability and the reasons therefor.

     (g) Progenitor shall indemnify and hold harmless any Interneuron employee who performs Services for Progenitor pursuant to this Agreement to the same extent that Interneuron would indemnify such employee if the employee were to perform such Services for Interneuron.

     (h) Progenitor shall indemnify, defend and hold harmless Interneuron and its officers and employees who perform Services hereunder from and against all liabilities, claims, damages, losses and expenses (including, but not limited to, reasonable attorneys fees and court costs) arising from any threatened, pending or completed action, suit, claim, judgment or other


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proceeding arising out of Interneuron's or any of its officer's or director's performance of Services pursuant to this Agreement.

SECTION 3.2.   INDEMNIFICATION FOR SERVICES

     (a) Interneuron will defend and hold harmless Progenitor and its employees and agents from and against any and all claims, actions, proceedings, judgments, expenses, damages and liabilities, including court costs and reasonable attorneys fees (collectively, "Claims"), arising out of Interneuron's performance of the Services provided hereunder (including Services provided by Interneuron's other subsidiaries or affiliates or by third parties) due to Interneuron's malfeasance, bad faith, gross negligence or breach of this Agreement.

     (b) Progenitor will indemnify and hold harmless Interneuron and its employees and agents who perform Services for Progenitor pursuant to this Agreement from and against any and all Claims arising out of Interneuron's performance of the Services provided hereunder (including Services provided by Interneuron's other subsidiaries or affiliates or by third parties), due to Progenitor's malfeasance, bad faith, gross negligence or breach of this Agreement.

SECTION 3.3.   INDEMNIFICATION FOR INTERNEURON LIABILITIES

     (a) "Interneuron Liabilities" shall mean any liability or obligation related to the past, present or future businesses, operations or assets of Interneuron or any Interneuron Affiliates, including but not limited to all liabilities and obligations, whether known or unknown, by reason of any violation of or noncompliance with any federal, state, local or foreign law, rule or regulation or any requirement of any governmental authority, including without limitation any laws establishing an obligation to notify employees in advance of facility closings or changes in control, occurring in connection with, and to the extent relating to, the past, present or future assets, businesses or operations of Interneuron or any Interneuron Affiliate.

     (b) "Progenitor Liabilities" shall mean any liability or obligation related to the past, present or future businesses, operations or assets of Progenitor or any entity more than 50% of the capital stock of which is owned by Progenitor, including but not limited to all liabilities and obligations, whether known or unknown, by reason of any violation of or noncompliance with any federal, state, local or foreign law, rule or regulation or any requirement of any governmental authority, including without limitation any laws establishing an obligation to notify employees in advance of facility closings or changes in control, occurring in connection with, and to the extent relating to, the past, present or future assets, businesses or operations of Progenitor or any entity described above, PROVIDED, that Progenitor Liabilities shall not include any such liabilities related to the business of Interneuron or the property or assets owned by Interneuron.

     (c) Each of Progenitor and Interneuron will defend and hold harmless the other and its employees and agents from and against any and all Claims arising in connection with or that otherwise result from, relate to or are attributable to any of the Interneuron Liabilities in the case of indemnification by Interneuron and the Progenitor Liabilities in the case of indemnification by Progenitor, PROVIDED, that indemnification under this Agreement will not be available for Claims which are already indemnified under the Tax Allocation Agreement between the parties.


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                                   ARTICLE IV.

                           RECORDS AND CONFIDENTIALITY

SECTION 4.1.   ACCESS TO RECORDS

     (a) Subsequent to the effective date of this Agreement, each of Progenitor and Interneuron may have in its possession or under its control (or the control of persons or firms which have rendered services to or otherwise done business with it) books, records, contracts, instruments, data and other information (collectively, "Records") which may prove necessary or desirable to the other in connection with the other's business or in connection with the other's rights under this Agreement or under the Tax Allocation Agreement. Accordingly, subsequent to such date:

          (i) Progenitor shall provide to Interneuron, and Interneuron shall provide to Progenitor, upon the other's written request, upon reasonable notice and at all reasonable times, full and complete access to (including access to persons or firms possessing information, and including electronic access in the case of computerized records) and duplication rights with respect to, any and all such Records relating to the other party as such other party may reasonably request and require in the conduct of its business, subject to confidentiality restrictions; and

          (ii) Progenitor shall use its best efforts to make available to Interneuron, and Interneuron shall use its best efforts to make available to Progenitor, upon the other's written request, their respective officers, directors, employees and agents as witnesses to the extent that such persons may reasonably be required in connection with any legal, administrative or other proceedings in which Progenitor or Interneuron, as the case may be, may from time to time be involved.

     (b) For purposes of this Agreement, "Records" shall include, without limitation, information sought for audit, accounting, claims, litigation and tax purposes, as well as for purposes for fulfilling disclosure and reporting obligations under the federal securities laws.

     (c) Neither party shall destroy or permit the destruction of (without having first offered to deliver to the other) any such Records relating to the other for the time period during which it would be required to retain such Records pursuant to its standard document retention policy (and in any event not less than any period required by applicable law).

     (d) Each party shall cooperate with the other in a timely manner in any administrative or judicial proceeding involving any matter affecting the potential liability of either party hereunder. Such cooperation will include, without limitation, making available to the other party, during normal business hours and upon reasonable notice, all books, records and information of such other party, and all officers and employees, necessary or useful in connection with any claim for indemnification hereunder or under the Tax Allocation Agreement.



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

     (e) The party providing Records or making available witnesses pursuant to the preceding paragraph (a) shall be entitled to receive from the other party, upon the presentation of invoices therefor, payment for its reasonable out-of-pocket expenses incurred in connection therewith (but not the labor cost thereof), but shall not be entitled to receive any other payment with respect thereto other than a per diem reimbursement for appearing as a witness in circumstances where the parties agree and in amounts that are agreed upon.

SECTION 4.2.   CONFIDENTIALITY

     (a) Following termination of the Consolidated Reporting Period, each of Interneuron and Progenitor (i) will treat confidentially all Confidential Information (as defined below) of the other party, and (ii) will not disclose any Confidential Information of the other party to any third party, other than to its employees, officers, directors, agents and subcontractors with a need to know such Confidential Information for the purposes for which it was provided.

     (b) For purposes of this Agreement, "Confidential Information" of a party shall mean confidential or proprietary information of that party disclosed by that party to the other party and marked "confidential" or "proprietary", PROVIDED, that Confidential Information shall not include any information which
(i) was known to the receiving party prior to its receipt from the other party and not subject to another confidentiality agreement with or other obligation of secrecy to such other party, (ii) is now or later becomes generally available to the public other than as a result of a disclosure by the receiving party,
(iii) is received separately by the receiving party from a third party which is not prohibited from disclosing such information by a legal, contractual or fiduciary obligation to the other party, or (iv) is developed independently by the receiving party.


                                   ARTICLE V.

                                  MISCELLANEOUS

SECTION 5.1.   COMPLETE AGREEMENT; CONSTRUCTION

     This Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

SECTION 5.2.   RELATIONSHIP OF THE PARTIES

     For all purposes of this Agreement, Interneuron and Progenitor shall be deemed to be independent entities and, anything in this Agreement to the contrary notwithstanding, nothing herein shall be deemed to constitute Interneuron and Progenitor as partners, joint venturers, co-owners, an association or any entity separate and apart from each party itself, nor shall this Agreement constitute any party hereto an employee or agent, legal or otherwise, of the other party for any purposes whatsoever. Neither party hereto is authorized to make any statements or representations behalf of the other party or in any way obligate the other party, except as expressly authorized in writing by the other party.

SECTION 5.3.   GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

SECTION 5.4.   NOTICES

     Except as otherwise set forth herein, all notices and other communications hereunder shall be in writing and shall be delivered by hand or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received:

                    To Interneuron:     One Ledgemont Center
                                        99 Hayden Avenue, Suite 340
                                        Lexington, MA  02173
                                        Attention:  Mark S. Butler, Esq.

                    To Progenitor:      1507 Chambers Road
                                        Columbus, OH 43212-1566
                                        Attention:  Douglass B. Given
                                        President and Chief
                                        Executive Officer

SECTION 5.5.   AMENDMENTS; WAIVERS

     This Agreement may not be modified or amended except by an agreement in writing signed by the parties.

SECTION 5.6.   ASSIGNMENT

     This Agreement shall not be assignable, in whole or in part, directly or indirectly, by either party hereto without the prior written consent of the other, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void.

SECTION 5.7.   TERM AND TERMINATION

     The term of this Agreement shall commence with the Effective Date and terminate, unless extended by agreement of the parties, upon the termination of the Combined Reporting Period, unless earlier terminated:

          (i) by mutual agreement of the parties, who may agree to terminate the Agreement in whole or in part;

          (ii) in the event of material breach of this Agreement by one party, by the nonbreaching party, upon 60 days written notice to the other party; or

SECTION 5.8.   NO THIRD-PARTY BENEFICIARIES

     This Agreement is solely for the benefit of the parties hereto and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

SECTION 5.9.   ARBITRATION

     (a) Any dispute, controversy, claim or question arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in New York, New York, in accordance with the rules then in effect of the American Arbitration Association, and judgment upon the award rendered may be entered by any court having jurisdiction thereof.

     (b) Neither Interneuron nor Progenitor will cease its obligations under this Agreement during any arbitration proceedings, except by mutual agreement.

SECTION 5.10.  TITLES AND HEADINGS

     Titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning of or interpretation of this Agreement.

SECTION 5.11.  LEGAL ENFORCEABILITY

     Any provision of this Agreement which is prohibited or unenforceable shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

SECTION 5.12.  FURTHER ASSURANCES

     Subject to the terms and conditions hereof, each party agrees to use its best efforts to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement and carry out its obligations hereunder as expeditiously as practicable, including, without limitation, the performance of such further acts or the execution and delivery of any additional instruments or documents as any party may reasonably request in order to carry out the purposes of this Agreement and the transactions contemplated hereby.

SECTION 5.13.  COUNTERPARTS

     This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.


                                        INTERNEURON PHARMACEUTICALS, INC.



                                        By:
                                                --------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                --------------------------------

                                        PROGENITOR, INC.



                                        By:
                                                --------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                --------------------------------


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